September 16, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Attention: Patrick Grosso

    RE:        IEC Electronics Corp.
               Registration Statement on Form S-3 (No.333-35479)


Ladies and Gentlemen:

     Pursuant to Rule 461 of the Riles and Regulations of the Securities and Exchange Commission, the undersigned registrant hereby requests that the effective date of the above-mentioned Registration Statement be accelerated to 9:00a.m. on September 17, 1997, or as soon as practicable thereafter.

                                       Very truly yours,

                                      /s/Russell E. Stingel

                                      Russell E. Stingel
                                    Chairman of the Board
                                  and Chief Executive Officer

RES/ls